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                                                                   Exhibit 10.02


April 4, 1997



Mr. Isaac Shpantzer
Racotek, Inc.
7301 Ohms Lane
Minneapolis, MN

Dear Isaac:

The Company and you agree that the Company will give you 12 months prior notice if the Company terminates your employment for any reason other than gross misconduct, or, will give you 12 months salary at your prevailing rate of pay, not to be less than $16,666.00 a month.

Sincerely,

Mike Fabiaschi

Michael Fabiaschi



Agreed and accepted: Isaac Shpantzer
                     ---------------
                     Isaac Shpantzer















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